EXHIBIT 2(n)

                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the inclusion in the Preliminary Prospectus of our report dated June 18, 1996, on our audit of the financial statements and financial highlights of Putnam Municipal Opportunities Trust contained in the Preliminary Prospectus. We also consent to the reference to our firm under the heading "Experts" in the Preliminary Prospectus.


                                                    /s/ COOPERS & LYBRAND L.L.P.

                                                        COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
April 17, 1997